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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 11, 2002, relating to the financial statements of Sensys Instruments Corporation, which appears in Therma-Wave, Inc.'s Current Report on Form 8-K (No. 000-26911) dated March 28, 2002. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
San Jose, California
April 26, 2002